Exhibit 10.4

SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED LEASE AGREEMENT

THIS SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED LEASE AGREEMENT (this “Amendment”) is made and entered into as of October 1, 2006 by and among each of the parties identified on the signature page hereof as Landlord, as landlord (collectively, “Landlord”), and FIVE STAR QUALITY CARE TRUST, a Maryland business trust, as tenant (“Tenant”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Second Amended and Restated Lease Agreement, dated as of November 19, 2004, as amended by that certain First Amendment of Lease, dated as of May 17, 2005, that certain Second Amendment to Second Amended and Restated Lease Agreement, dated as of June 3, 2005, that certain Third Amendment to Second Amended and Restated Lease Agreement, dated as of October 31, 2005, that certain Third Amendment to Second Amended and Restated Lease Agreement, dated as of December 30, 2005, that certain Letter Agreement, dated as of March 13, 2006, and that certain Fifth Amendment to Second Amended and Restated Lease Agreement, dated as of September 1, 2006 (as so amended, the “Consolidated Lease”), Landlord leases to Tenant, and Tenant leases from Landlord, the Leased Property (this and other capitalized terms used but not otherwise defined herein having the meanings given such terms in the Consolidated Lease), all as more particularly described in the Consolidated Lease; and

WHEREAS, on or about the date hereof, Senior Housing Properties Trust has acquired all of the stock and other equity interests in RSA Healthcare, Inc. (“RSA”), whose wholly-owned subsidiary, Savannah Square, Inc. (the “Savannah Square Owner”), owns the fee simple interest in a senior living facility known as Savannah Square and located in Savannah, Georgia (the “Savannah Square Property”); and

WHEREAS, Landlord and Tenant would prefer to add the Savannah Square Property to the Consolidated Lease on the date hereof but it is not feasible to do so because of certain financing restrictions which currently encumber the Savannah Square Property; and

WHEREAS, instead of adding the Savannah Square Property to the Consolidated Lease as of the date hereof, the Savannah Square Owner is leasing the Savannah Square Property to Five Star Quality Care-Savannah, LLC (the “Savannah Square Operator”) pursuant to a separate Lease Agreement, dated as of the date hereof, between the Savannah Square Owner and the Savannah Square Operator; and

WHEREAS, Landlord and Tenant have agreed to amend the Consolidated Lease in certain respects in order to (among other reasons) add the Savannah Square Property to the Consolidated Lease as soon as the applicable financing restrictions are removed; and

WHEREAS, the Savannah Square Owner has agreed to join in this Amendment for purposes of evidencing its consent to this Amendment and its agreement to become a Landlord under the Consolidated Lease and to lease the Savannah Square Property to Tenant as soon as it becomes feasible to do so; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Definition of Savannah Square Lease.  Effective as of the date hereof, the following new definition for the term “Savannah Square Lease” is hereby added to the Consolidated Lease as a new Section 1.101:

“Savannah Square Lease”  shall mean that certain Lease Agreement, dated as of September 30, 2006, between Savannah Square, Inc., as landlord, and Five Star Quality Care-Savannah, LLC, as tenant.

2.             Definition of Savannah Square Leased Property.  Effective as of the date hereof, the following new definition for the term “Savannah Square Leased Property” is hereby added to the Consolidated Lease as a new Section 1.102:

“Savannah Square Leased Property”  shall mean the “Leased Property”, as defined therein, under the Savannah Square Lease.

3.             Default under Savannah Square Lease.  Effective as of the date hereof, Section 12.1(m) of the Consolidated Lease is hereby amended by deleting the existing Section 12.1(m) in its entirety and replacing it with the following:

should there occur an “Event of Default”, as defined therein, under the Savannah Square Lease.

4.             Financial Statements.  Effective as of the date hereof, Section 17.2(f) of the Consolidated Lease is hereby amended by deleting the existing Section 17.2(f) in its entirety and replacing it with the following:

promptly, upon Notice from Landlord, such other information concerning the business, financial condition and affairs of Tenant, any Guarantor, and/or any Affiliated Party of Tenant which is a party to an LTA GMAC Lease or the Savannah Square Lease as Landlord reasonably may request from time to time.

5.             Savannah Square Property.  Effective as of the date hereof, the following new Section 21.12 is hereby added to the Consolidated Lease immediately following Section 21.11:

Savannah Square Property.  Landlord and Tenant expressly acknowledge and agree that, effective automatically upon the release of the Savannah Square Leased Property from the financing which is secured by the Savannah Square Leased Property, the Savannah Square Leased Property shall be added to and demised under this Agreement in accordance with the terms and conditions hereof, the Minimum Rent payable hereunder shall be increased by an amount equal to the Minimum Rent payable under the Savannah Square Lease, and the Additional Rent payable hereunder shall be increased by an amount equal to the Additional Rent payable under the Savannah Square Lease.  The addition of the Savannah Square Property in accordance with the terms hereof shall be automatic without any requirement that Landlord or Tenant take any action or execute any document, instrument, amendment or confirmation with respect thereto.  Notwithstanding the foregoing, Landlord and Tenant shall execute and deliver such documents, instruments, agreements and confirmations as the other party shall reasonably request with respect to the foregoing.

6.             Ratification.  As amended hereby, the Consolidated Lease is hereby ratified and confirmed.

[Signature Page Follows.]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed, as a sealed instrument, as of the date first set forth above.

LANDLORD:

ELLICOTT CITY LAND I LLC,
ELLICOTT CITY LAND II LLC,
HRES2 PROPERTIES TRUST,
SNH CHS PROPERTIES TRUST,
SPTIHS PROPERTIES TRUST,
SPT-MICHIGAN TRUST,
SPTMNR PROPERTIES TRUST,
SNH/LTA PROPERTIES TRUST
and SNH/LTA PROPERTIES GA LLC

By:	/s/ John R. Hoadley
John R. Hoadley
Treasurer of each of the foregoing entities

TENANT:

FIVE STAR QUALITY CARE TRUST

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
Treasurer, Chief Financial Officer
and Assistant Secretary

THE SAVANNAH SQUARE OWNER HEREBY JOINS IN THE EXECUTION OF THIS AMENDMENT FOR THE LIMITED PURPOSES OF CONSENTING TO THE TERMS AND CONDITIONS HEREOF ONCE THE FINANCING RESTRICTIONS ARE NO LONGER APPLICABLE TO THE SAVANNAH SQUARE PROPERTY.

SAVANNAH SQUARE OWNER:

SAVANNAH SQUARE, INC.,

a Georgia corporation

/s/ John R. Hoadley
John R. Hoadley
Treasurer